              SECOND AMENDED AND RESTATED JOINT VENTURE AGREEMENT

                                  BY AND AMONG

                    UNITY HEALTH PLANS INSURANCE CORPORATION

                  BLUE CROSS & BLUE SHIELD UNITED OF WISCONSIN

                        UNITED WISCONSIN SERVICES, INC.

                          UNIVERSITY HEALTH CARE, INC.

                       UNIVERSITY COMMUNITY CLINICS, INC.
                       (F/K/A HEALTH PROFESSIONALS, INC.)

                                      AND

                    HEALTH PROFESSIONALS OF WISCONSIN, INC.

              SECOND AMENDED AND RESTATED JOINT VENTURE AGREEMENT

    This SECOND AMENDED AND RESTATED JOINT VENTURE AGREEMENT ("Agreement") is made and entered into as of September 30, 1999, to become effective on the Effective Date (as defined in Section ARTICLE 9.2), by and among Unity Health Plans Insurance Corporation, a stock insurance corporation organized under Chapter 611 of the Wisconsin Statutes ("Unity"), Blue Cross & Blue Shield United of Wisconsin, a Wisconsin insurance corporation ("Blue Cross"), United Wisconsin Services, Inc., a Wisconsin business corporation ("UWS"), University Health Care, Inc., a corporation organized under Chapter 181 of the Wisconsin Statutes ("UHC"), University Community Clinics, Inc. (f/k/a Health Professionals, Inc.), a corporation organized under Chapter 181 of the Wisconsin Statutes ("UCC"), and Health Professionals of Wisconsin, Inc., a Wisconsin business corporation ("HPW") (collectively, "Parties").

                                    RECITALS

    1. Blue Cross, UWS, UHC, UCC (then known as Health Professionals, Inc.), U-CARE HMO, Inc., a Wisconsin health maintenance organization which has subsequently dissolved, and HPW are parties to the Amended and Restated Joint Venture Agreement dated as of October 31, 1994 ("Previous Agreement");

    2. Simultaneous with Closing under the Previous Agreement, the transactions contemplated in the Agreement of Merger and Joint Venture by and among UWS, UWS Acquisition Corporation, Blue Cross, HMO-W Incorporated, a Wisconsin business corporation, and HMO of Wisconsin Insurance Corporation, a Wisconsin health maintenance organization ("HMOW") dated October 11, 1994 ("HMOW Joint Venture Agreement"), also closed.

    3. Pursuant to the Previous Agreement and the HMOW Joint Venture Agreement, a single joint venture (the "Unity Joint Venture") was created between the relevant parties to the Previous Agreement and the HMOW Joint Venture Agreement.

    4. In 1995, HMOW changed its name to Unity Health Plans Insurance Corporation, which is the operating vehicle of the Unity Joint Venture.

    5. UHC has as its purpose to further the teaching, research and service functions of the University of Wisconsin-Madison Medical School (the "Medical School"), University of Wisconsin Hospital and Clinics Authority ("UWHCA"), the University of Wisconsin Medical Foundation, Inc. ("UWMF") and the Center for Health Sciences at the University of Wisconsin-Madison, and is fulfilling that purpose by providing opportunities for teaching, research and service by entering this Agreement.

    6. Blue Cross and UWS desire to maintain their managed care operation in Southern Wisconsin, utilizing the provider relationships Unity and UHC have established in the region.

    7. UHC, its affiliates and sponsors, intend to continue to expand and operate its regional provider network.

    8. The Parties wish to continue to coordinate the design and marketing of Point of Service ("POS"), Health Maintenance Organization ("HMO"), and Third Party Administration ("TPA") products and programs and such other products and programs as the Parties may from time to time agree.

    9. The Parties desire, effective upon the Effective Date, to amend and restate the terms and conditions of the Joint Venture formed under the Previous Agreement, upon the terms and conditions set forth in this Agreement and in the documents to be executed and performed pursuant to this Agreement, a list of which is attached hereto as Schedule 1 (collectively, "New Joint Venture Documents").

    10. The Parties believe that the continuation of the Joint Venture with Community Health Systems, LLC, a Wisconsin limited liability company ("LLC"), is in their best interests.

    11. The Parties believe that entering into this Agreement and the New Joint Venture Documents will better enable the Parties to satisfy their respective objectives outlined above.

    In consideration of the premises and the mutual promises and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   AGREEMENT
                    ARTICLE 1--CONTINUATION OF JOINT VENTURE

    .1. JOINT VENTURE. The Parties are entering into a series of related contracts with one another and with certain third parties in order to produce, market, and administer managed care products which utilize a provider network. The joint venture continued pursuant to this Agreement (the "Joint Venture") will coordinate the design and marketing of one or more POS and HMO products and programs, all of which may be fully insured or self-funded, a TPA program, and such other products and programs as the parties may from time to time agree. The Joint Venture became operational on November 1, 1994, when Closing occurred under the Previous Agreement.

    .2. AGENCY RELATIONSHIP. This Agreement shall not create any agency relationship between the Parties other than those specifically enumerated herein and in the other New Joint Venture Documents. The relationships between the Parties are that of independent contractors in a cooperative arrangement. It is not the intent of the Parties to create, nor should this Agreement be construed to create, a partnership or an employment relationship between the Parties. This Agreement creates no fiduciary relationship between the Parties.

    .3. RELATIONSHIP TO HMO OF WISCONSIN JOINT VENTURE. The transactions contemplated in the HMOW Joint Venture Agreement closed ("HMOW Closing") on November 1, 1994, thereby creating the joint venture, as defined therein ("HMOW Joint Venture"). Accordingly, pursuant to the Previous Agreement and the HMOW Joint Venture Agreement, the business of the Joint Venture and the business of the HMOW Joint Venture were combined to create a single joint venture, which is referred to as the "Unity Joint Venture"

                             ARTICLE 2--GOVERNANCE

    .1.  GOVERNING BOARD.

       The Unity Joint Venture shall be managed by a governing board ("Governing Board") which shall consist of the members appointed as follows:

        A. Unless and until either the HMOW Joint Venture terminates pursuant to
    [SECTION   OF THE HMOW JOINT VENTURE AGREEMENT OR THE SERVICE AGREEMENT
    BETWEEN UWS AND LLC DATED NOVEMBER 1, 1994 (THE "HMOW SERVICE AGREEMENT"),] terminates:

                         UWS          four members
                         LLC          four members
                         UHC          four members

        B.  On and after the termination of either the HMOW Joint Venture
    pursuant to [SECTION   OF THE HMOW JOINT VENTURE AGREEMENT OR THE HMOW
    SERVICE AGREEMENT]:

                         UWS          five members
                         UHC          five members

        C. The Parties shall cause the Governing Board to meet at least once in each fiscal quarter at the Unity Joint Venture's home office facility or such other place as the Governing Board may from time to time agree. Any individual member of the Governing Board shall have the power and authority, upon three days written notice, to call a meeting of the Governing Board to discuss and administer the business of the Unity Joint Venture. Members of the Governing Board may participate in meetings either telephonically or in person. The Unity Joint Venture shall not pay members of the Governing Board.

        D. A chair shall preside over each meeting of the Governing Board. The chair shall be a member of the Governing Board and the entities entitled to appoint members shall each have the power to appoint the chair for a one year term on a rotating basis; provided, however, that the chair of the Governing Board shall not be the then active chief executive officer of Unity. In addition to the members appointed to the Governing Board as set forth above, each entity that is entitled to appoint members of the Governing Board shall have the right to invite up to two people (who may differ from meeting to meeting) as non-participating invitees to attend any meeting of the Governing Board and its committees ("Non-Participating Invitees"). The Non-Participating Invitees shall have the right to attend meetings of the Governing Board and of its committees, but shall have no right or authority to participate in any meeting, including, without limitation, the right to discuss or vote on any matter brought before the Governing Board or any committee.

        E. Meetings of the Governing Board and its committees shall be attended only by (i) people who are actually appointed as members of the Governing Board or the relevant committee (ii) the Non-Participating Invitees; and
    (iii) any other person invited by the Governing Board or its committees in accordance with the voting requirement set forth in Section ARTICLE 2.2. Any person invited by the Governing Board or its committees to attend their meetings shall attend only the portion of the meeting for which they were invited, and shall be excused once the purpose of their attendance has been satisfied; provided, however, that this sentence shall not apply to any Non-Participating Invitee.

        F. Each Non-Participating Invitee shall be deemed to owe to Unity the same fiduciary duty of loyalty that is owed by the members of the Governing Board. At the request of any entity that is entitled to appoint members to the Governing Board, each Non-Participating Invitee shall execute and deliver to Unity and the entity making the request an agreement confirming that the Non-Participating Invitee owes such duty in a form attached as Exhibit ARTICLE 2.1.F.

    .2. VOTING REQUIREMENT. Except as set forth herein, the Governing Board may not take any action without the approval of at least eight of its members (five if the HMOW Joint Venture terminates), which shall include at least one member elected by each entity appointing members to the Governing Board. Without limiting its generality, the previous sentence shall apply to the appointment of the CEO of Unity. Notwithstanding the first sentence of this Section, any eight members of the Governing Board may remove the CEO of Unity, even if there is not at least one member elected by each entity appointing members to the Governing Board voting for such removal.

    .3.  DUTIES OF THE GOVERNING BOARD.

        A. The Governing Board shall be responsible for the general management of the Joint Venture. Notwithstanding the foregoing, the Underwriters (as defined in Section ARTICLE 5.1) shall have the sole authority, without the approval of the Governing Board, to establish rates and arrange reinsurance for the Joint Venture business, consistent with the budget and business plan approved by the Governing Board.

        B. The Governing Board shall establish such books, records and accounts for the Joint Venture as it deems reasonably necessary and allow each of the Parties, upon request, to review such books, records and accounts. The Governing Board shall maintain records of all of its meetings and actions taken in a manner substantially similar to that which a Board of Directors of a corporation organized under Chapter 180 of the Wisconsin Statutes would maintain.

    .4. COMMITTEES. The Governing Board may establish such committees as it may deem necessary or appropriate; provided, however, that any committee so created must contain at least one member from each of the entities entitled to appoint members to the Governing Board.

    .5. BYLAWS. The Governing Board shall continue to be governed by its bylaws as in existence on the date hereof, including any subsequent changes to such bylaws that may be made in accordance with their terms.

                   ARTICLE 3--REPRESENTATIONS AND WARRANTIES

    .1.  THE UNIVERSITY AFFILIATED ENTITIES.

    UHC, UCC, and HPW (collectively, "University Affiliated Entities") each hereby represents and warrants to the UWS Entities as follows:

        A. UHC is a corporation organized under Chapter 181 of the Wisconsin Statutes and is duly organized, validly existing and in good standing. U-Care was dissolved and wound up its affairs effective December 31, 1995. UCC is a corporation organized under Chapter 181 of the Wisconsin Statutes and is duly organized, validly existing and in good standing. HPW is a corporation duly organized, validly existing, and in good standing under the laws of Wisconsin.

        B. Each of the University Affiliated Entities (a) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where the failure to qualify would have a material adverse effect upon it; (b) has the requisite corporate power and authority and the legal right to own, pledge and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted;
    (c) has all necessary licenses, permits, consents or approvals from or by, and has made all necessary filings with, and has given all necessary notices to, all governmental authorities having jurisdiction, to the extent required for such ownership, operation and conduct except where the failure to obtain such licenses, permits, consents or approvals or to make such filings will not have a material adverse effect upon it; (d) is in compliance with its certificate or articles of incorporation and by-laws and all material agreements to which it is a party or by which it is bound except where the failure to comply will not have a material adverse effect upon it; (e) is in compliance in all respects with all applicable provisions of law except where the failure to comply will not have a material adverse effect upon it. Other than UCC's ownership of HPW, the University Affiliated Entities have no subsidiaries.

        C. The execution, delivery and performance of this Agreement and all documents to be executed and delivered by any of the University Affiliated Entities hereunder, (a) are within their respective corporate power;
    (b) have been duly authorized by all necessary or proper corporate and other action, including the consent of shareholders, members, board of directors, or Board of Regents where required; (c) are not in contravention of any provision of their respective certificate or articles of incorporation or by-laws; (d) do not violate any law or regulation, or any order or decree of any court or governmental instrumentality applicable to it; and (e) do not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which it is a party or by which it or any of its property is bound, and the same do not require the consent or approval of any governmental body, agency, authority or other entity other than those that have been obtained. This Agreement has been duly executed and delivered by each of the University Affiliated Entities and constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditor's rights generally and by general principles of equity.

        D. Excluding any litigation threatened by any UWS Entity, none of the University Affiliated Entities is a party to any litigation or administrative proceeding, nor so far as is known by them is any litigation or adverse administrative proceeding or hearing threatened against any entity which in either case relates to the execution, delivery or performance of this Agreement or the Joint Venture.

        E. Between November 1, 1994 and the date hereof, UHC has invested $19,738,298 in UCC and HPW for the sole purpose of enabling UCC and HPW to expand and operate the regional provider network operated by UCC (the $19,738,298 amount excludes (i) the proceeds of loans made under either the Revolving Credit Agreement among Blue Cross, HPW, and UCC dated June 20, 1997 ("Revolving Credit Agreement") or the Term Loan Agreement between Blue Cross and UHC dated June 20, 1997 ("Term Loan"), and (ii) any investment UHC has made related to the transaction between Physicians Plus Medical Group and UWMF).

        F. UWHCA, UWMF (acting on behalf of the Medical School faculty), UCC, and certain additional UHC subcontractors (collectively, the "University Providers") are the only entities that are part of the University of Wisconsin system that serve as providers or arrange for medical services on behalf of Unity or in connection with Unity's business.

        G. No information, exhibit or report, whether written or oral, furnished by the University Affiliated Entities to the UWS Entities in connection with the negotiation or execution of this Agreement contained any misstatement of a material fact or omitted to state a material fact necessary to make the statements contained therein not misleading as of the date when made.

    .2.  THE UWS ENTITIES.

    Blue Cross and UWS (together, the "UWS Entities") hereby represent and warrant to the University Affiliated Entities as follows:

        A. Blue Cross is a corporation duly organized, validly existing and in good standing under the laws of Wisconsin. UWS is a corporation duly organized, validly existing and in good standing under the laws of Wisconsin.

        B. The execution, delivery and performance of this Agreement and all documents to be executed and delivered by any of the UWS Entities hereunder
    (a) is within its corporate power; (b) has been duly authorized by all necessary or proper corporate action, including the consent of shareholders where required; (c) does not contravene any provision of its certificate or articles of incorporation or by-laws; (d) does not violate any law or regulation, or any order or decree of any court or governmental instrumentality applicable to it; and (e) does not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which it is a party or by which it or any of its property is bound, and the same do not require the consent or approval of any governmental body, agency, authority or other entity other than those that have been obtained. This Agreement has been duly executed and delivered by each of the UWS Entities and constitutes the legal, valid and binding obligation of each of the UWS Entities, enforceable against it in accordance with its terms except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors rights generally.

        C. Each of the UWS Entities (a) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where the failure to qualify would have a material adverse effect upon it;
    (b) has the requisite corporate power and authority and the legal right to own, pledge and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted; (c) has all necessary licenses, permits, consents or approvals from or by, and has made all necessary filings with, and has given all necessary notices to, all governmental authorities having jurisdiction, to the extent required for such ownership, operation and conduct except where the failure to obtain such licenses, permits, consents or approvals or to make such filings will not have a material adverse effect upon it; (d) is in compliance with its certificate or articles of incorporation and by-laws and all material agreements to which it is a party or by which it is bound except where the failure to comply will not have a material adverse effect upon it; and (e) is in compliance in all respects with all applicable provisions of law except where the failure to comply will not have a material adverse effect upon it.

        D. None of the UWS Entities is a party to any litigation or administrative proceeding, nor so far as is known by them is any litigation or adverse administrative proceeding or hearing threatened against any entity which in either case relates to the execution, delivery or performance of this Agreement or the Joint Venture.

        E. No information, exhibit or report, whether written or oral, furnished by the UWS Entities to the University Affiliated Entities in connection with the negotiation or execution of this Agreement contained any misstatement of a material fact or omitted to state a material fact necessary to make the statements contained therein not misleading as of the date when made.

                              ARTICLE 4--COVENANTS

    .1.  UNIVERSITY AFFILIATED ENTITIES.

        A. AMENDMENT TO HPW'S ARTICLES OF INCORPORATION. On or before the Effective Date, HPW shall amend its Articles of Incorporation as provided in the Amendment attached hereto as Exhibit ARTICLE 4.1.A. [THIS DOCUMENT WILL INCLUDE ONLY THE NECESSARY CONFORMING CHANGES CAUSED BY THIS AGREEMENT].

        B. UNIVERSITY PROVIDERS. UHC shall cause each of the University Providers to remain part of the Unity provider structure and not to reduce the services that they provide to or in connection with the Unity Joint Venture, in each case without the prior written approval of the UWS Entities. UHC shall, upon request, provide to each UWS Entity a copy of each University Provider Agreement, as defined in Section ARTICLE 10.1, as then in effect and any other provider agreement between UHC or any of its affiliates and any provider covering services provided to the Joint Venture.

        C. CORPORATE STRUCTURE. None of the University Affiliated Entities shall (i) change their corporate structure or organization as presently in effect, or merge with or into or consolidate with or into any other corporation or entity, unless such University Affiliated Entity notifies UWS at least 15 days in advance of the closing of any such transaction or restructuring and such successor corporation or entity agrees in writing reasonably satisfactory to UWS to be bound by, and assume and discharge all responsibilities and obligations of such University Affiliated Entity under, this Agreement, the New Joint Venture Documents and all documents and agreements referred to herein and therein; (ii) voluntarily liquidate or dissolve (except for the voluntary liquidation of Physicians Plus Medical Group); or (iii) sell, lease, transfer or otherwise dispose of all or a substantial portion of its property, assets or business.

    .2.  UWS ENTITIES.

        A. VOTING THE STOCK OF UNITY. UWS shall vote the stock of Unity in such a way as to ensure that the Governing Board constitutes all of the members of the Board of Directors of Unity and that the bylaws of Unity and the committee structure of the Board of Directors of Unity are substantially similar to that established and maintained for the Governing Board.

        B. NOTICE. [IN THE EVENT THAT LLC HAS GIVEN NOTICE TO UWS OF ITS OPTION TO REACQUIRE THE STOCK OF HMOW AS SET FORTH IN SECTION 4 OF THE SERVICE AGREEMENT, UWS SHALL PROMPTLY PROVIDE SUCH NOTICE TO UHC.]

    .3.  MUTUAL COVENANTS.

        A. PREPAYMENT OF TERM LOAN. On the Effective Date, UCC and HPW, as Borrowers under the Revolving Credit Agreement, shall request Blue Cross to make a loan to them pursuant to the Revolving Credit Agreement in an amount equal to the aggregate amount that UHC owes to Blue Cross under the Term Loan Agreement on the Effective Date ("Term Loan Payoff Amount"), including all unpaid principal and accrued but unpaid interest. Blue Cross shall satisfy such loan request so long as Blue Cross is obligated to extend such loan under the Revolving Credit Agreement; provided, however, that as to such loan request only, Section 1.2 and Section 2.13 of the Revolving Credit Agreement shall not apply. The proceeds of such loan shall be used immediately to pay the Term Loan Payoff Amount. Blue Cross shall not be obligated to transfer such loan proceeds directly to either
    HPW or UCC, but shall instead retain and apply such funds directly to UHC's obligations under the Term Loan Agreement.

        B. AMENDMENT TO REVOLVING CREDIT AGREEMENT. UCC, HPW, and Blue Cross shall, on the Effective Date, execute and deliver Amendment No. 1 to Revolving Credit Agreement attached hereto as Exhibit ARTICLE 4.3.B. [THIS AMENDMENT WILL INCLUDE ONLY THE NECESSARY CONFORMING CHANGES CAUSED BY THIS AGREEMENT]. UHC hereby consents to the execution, delivery and performance by each of UCC and HPW of such amendment.

        C. AUDIT AND RELEASE AGREEMENT. On or before the Effective Date, each of the Parties shall execute and deliver the Audit and Release Agreement in the form attached hereto as Exhibit ARTICLE 4.3.C.

        D. AMENDMENTS NECESSITATED BY ANY CHANGES TO THE HMOW DOCUMENTS. The Parties shall, on or before the Effective Date, enter into any amendment to this Agreement that may be necessary to conform it with any amendment or modification to the HMOW Documents, as contemplated in Section
    ARTICLE 10.1. Such amendment shall include, without limitation, any necessary changes to the bracketed language in this Agreement.

        E. REASONABLE EFFORTS; CONSUMMATION. Each of the Parties shall use all reasonable efforts and act in good faith to take, or cause to be taken, all action, and to do or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective as promptly as possible the transactions contemplated by this Agreement, including, without limitation, using all reasonable efforts to fulfill or cause the fulfillment of the conditions set forth in ARTICLE 10. The Parties acknowledge and agree that the prior sentence does not require any party to enter into the UHC Provider Agreement on any terms and conditions to which it reasonably objects other than any terms to which the parties have agreed in Section ARTICLE 5.5.A or as reflected in the Risk Model Term Sheet attached hereto as Exhibit
    ARTICLE 4.3.E.

                   ARTICLE 5--OPERATIONS OF THE JOINT VENTURE

    .1. UNDERWRITING. Unity shall be the underwriter of the HMO and HMO portion of the POS plans (the indemnity portion to be underwritten by Blue Cross or an affiliate) offered by the Joint Venture (in such capacity, Blue Cross and its affiliates, and Unity, shall be referred to as "Underwriters").

    .2. BENEFIT ADMINISTRATION. On self-funded programs, Unity shall administer benefits under the HMO and POS plans (in such capacity, Unity shall be referred to as the "Administrator").

    .3. ADMINISTRATIVE SERVICES. On or before the Effective Date, the Parties shall cause their members of the Governing Board, and the board of directors of Unity, to approve and adopt the Statement of Policy on Administrative Services attached hereto as Exhibit .3 ("Administrative Services Policy").

    .4. MEDICAL MANAGEMENT AND REVIEW. Notwithstanding that the center of operations for the Joint Venture may be in Sauk City, Wisconsin, all medical management and review services which relate directly to Joint Venture business with the University Providers shall be located in Madison, Wisconsin. It is understood and agreed that, without limiting the generality of the risk model to be reflected in the UHC Provider Agreement (as defined in Section .5.A, the University Affiliated Entities (i) shall bear the risk related to, and not be compensated for, medical management, and (ii) will pay, perform and discharge, and be solely responsible for, any of their respective real property leases, including without limitation the lease of real property located at 440 Science Drive, Madison, Wisconsin.

    .5.  PROVIDER AGREEMENTS.

        A. AGREEMENTS. On or before the Effective Date, (i) UHC shall enter into an agreement with each University Provider to amend each of the University Provider Agreements on terms and conditions that shall be subject to the prior approval of the UWS Entities, which shall include a term that is at least as long as provided in this Agreement and reflect the Best Price Guarantee (as defined in this Section .5); (ii) UHC and Unity shall negotiate in good faith to enter into a provider agreement ("UHC Provider Agreement"), to which Community Physicians Network, Inc. ("CPN") will also be party and which will replace the Services Agreement between CPN, UHC, and Unity dated January 1, 1995, that shall (A) reflect the Risk Model Term Sheet, (B) establish the services that the University Providers will provide in connection with the UHC Risk Pool, the Shared Risk Pool and the Non-Dane Risk Pool, the consideration to be paid to UHC for such services, and the standards for such services; (C) obligate UHC to give to Unity access to any new providers or services that may become part of UHC's network and reasonable access to UHC's books and records relating to services under such agreements with due regard for patient confidentiality, and (D) include such other terms and conditions that are customary for an agreement of its type or as agreed by the parties; and (iii) UHC shall cause each University Provider to execute and deliver to the UWS Entities an Agreement to be Bound substantially in the form of Exhibit .5.A.

        B. BEST PRICE GUARANTEE. UHC and each University Provider shall provide to the Joint Venture and to Unity, the best price that UHC or such University Provider offers or provides under any other contract for Like Products with Like Risk from time to time, without regard to volume (the "Best Price Guarantee"). "Like Products" means HMO, PPO, POS and EPO, in each case whether fully insured or self-funded. "Like Risk" reflects similar reimbursement methodology (I.E., capitation, fee schedules, discount from charges, per diems, etc.) and similar scope of services. For capitated agreements, compliance with the Best Price Guarantee shall be determined by comparing the relative return on UHC or University Provider, as the case may be, charges (collection rate) with that of the other capitated programs; provided, however, that UHC and each University Provider shall employ substantially similar billing rates and methodology for all capitated programs. In calculating this return on charges, outliers (cases having $100,000 or more of gross charges) and niche products (including transplants, burn cases, and others as agreed to by the Parties), will be excluded from the calculation and the calculation period shall be the calendar year.

    C. UWS AFFILIATES. UHC and each University Provider also promises that, at all times during the term of this Agreement, upon request, they shall enter into contracts to provide to the UWS Entities and each of their respective affiliates (which shall include, without limitation, as to Blue Cross any other Blue Cross or Blue Shield licensee) the benefit of the Best Price Guarantee on any products or services that UHC or the applicable University Provider may offer or provide to any other party. Any such contract shall initially include a price that is at least as favorable to the UWS Entities as the then prevailing Best Price assuming that the other terms and conditions are substantially similar, as far as reasonably possible, to those set forth in the contract which includes the Best Price, except as the parties may otherwise agree. Volume limitations or targets in such contracts are applied as follows. For PPO Products and tertiary care contracts for HMOs, the UWS Entities will receive the Best Price regardless of the UWS Entities' volume. Best Price on a PPO Product shall be the Best Price actually realized by another party under a contract with UHC for the prior year or the current year. To the extent that the price for other Products established under any contract is specifically linked to a certain volume of business, then the UWS Entities shall be required to meet such volume requirement. For purposes of determining whether the UWS Entity meets the volume requirement, the volume used shall be the potential volume of business available from the UWS Entities (excluding Unity) and their affiliates without regard to Products. Further, for transplants and any other niche products agreed upon by the parties, the Best Price shall apply only to like volumes of business.

        D. BEST PRICE AUDIT. UHC and each University Provider hereby agrees that its compliance with the Best Price Guarantee is subject to confirmation. UWS may request, no more frequently than annually, an independent third party to audit compliance ("Auditor") for the previous calendar year. The Auditor will be retained by Unity and engaged on behalf of Unity, UWS and UHC or the University Provider, all of whom shall be signatories to the engagement agreement. The Auditor may, during normal business hours and subject to entering into any confidentiality agreement that the relevant party may reasonably request, inspect the files, books, and records of UHC or any University Provider. UHC and each University Provider shall make any of their officers, employees, agents and representatives available to meet with the Auditor in each case to confirm that UHC and each University Provider have complied with the Best Price Guarantee as to each contract. All information gathered by the Auditor will remain confidential and the Auditor's conclusions and reports shall address only whether or not the Best Price Guarantee was honored as to each contract during the year being reviewed. The fees and expenses of the Auditor shall be paid (i) by UHC in the event that the difference of (a) the aggregate amount actually paid by Unity under all contracts minus (b) the amount Unity should have paid under on all contracts had UHC and the University Providers complied with the Best Price Guarantee, as determined by the Auditor (the "Realized Savings"), exceeds such fees and expenses; or (ii) by UWS in the event such fees and expenses exceed the Realized Savings. The Auditor's decision shall not preclude any party from arbitrating the issue of compliance with the Best Price Guarantee in accordance with Section ARTICLE 8.2.

        E. COMPLIANCE CERTIFICATION. Notwithstanding the limitation on the number of audits set forth in Section .5.D, any UWS Entity may, when it reasonably believes that the

    Best Price Guarantee is not being satisfied, from time to time request in writing (the "Compliance Notice") that UHC or any University Provider certify that such entity is complying with the Best Price Guarantee. The Compliance Notice shall identify in reasonable detail the reasons why the UWS Entity believes that the Best Price Guarantee is not being satisfied, subject to reasonable confidentiality requirements. On or before the 15th day after UHC or any University Provider receives a Compliance Notice, such entity shall either (i) certify to the applicable UWS Entity in writing that it is complying with the Best Price Guarantee and identify in reasonable detail why this is the case ("Compliance Certification"), or (ii) revise its calculation of the relevant rates to the UWS Entities and their affiliates to correct any noncompliance on a prospective basis from the date of the Compliance Notice.

         F. REMEDIES. Should the Auditor's report indicate that UHC or any University Provider has not complied with Best Price Guarantee as to any contract, then UHC or the University Provider shall revise its calculation of the relevant rates to the UWS Entities and their affiliates to correct such noncompliance on a prospective basis from the date of such Auditor's report. In no event shall UHC or the University Providers be retrospectively liable for any Best Price discrepancy that predates the Auditor's report of such discrepancy; provided, however, that UHC and the University Providers shall be obligated to compensate the UWS Entities and their affiliates, upon demand, for the Realized Savings arising out of or related to (i) the falsehood of any Compliance Certification and the failure to comply with the Best Price Guarantee that was the subject of the applicable Compliance Notice; (ii) the failure to remedy any noncompliance with the Best Price Guarantee identified by the Auditor; or (iii) the failure to comply with the Best Price Guarantee as to any Like Risk other than a capitation methodology.

                          ARTICLE 6--OPTION TO REACQUIRE

    .1. OPTION: EXPIRATION OF AGREEMENT. UHC shall have the option to acquire, on the expiration of any term of this Agreement (each, an "Expiration Date"), the membership of the Joint Venture or the Unity Joint Venture for which UHC is then at risk ("UHC Business") subject to the terms and conditions in Sections
ARTICLE 6.1, ARTICLE 6.3, ARTICLE 6.4, and ARTICLE 6.5. UHC shall give written notice to the UWS Entities of its intention to exercise this option on or before the 180th day prior to the applicable Expiration Date, but not earlier than the 190th day prior to the applicable Expiration Date. [AND, IF THE HMOW JOINT VENTURE AGREEMENT HAS NOT BEEN TERMINATED, THE LLC; PROVIDED THAT IF THE LLC HAS GIVEN NOTICE OF ITS OPTION TO REACQUIRE THE STOCK OF THE HMOW AS SET FORTH IN
SECTION 4 OF THE SERVICE AGREEMENT, THEN UHC MUST GIVE SUCH WRITTEN NOTICE IN ACCORDANCE WITH SECTION ARTICLE 7.2.A.]

    .2. OPTION: CHANGE IN CONTROL. UHC shall have the option to acquire, upon a Change in Control (as defined in this paragraph below), the UHC Business as of the Scheduled Closing Date (also as defined in this paragraph below), subject to the terms and conditions in Sections ARTICLE 6.2, ARTICLE 6.3, ARTICLE 6.4, and ARTICLE 6.5. UWS shall give written notice to UHC of any proposed Change in Control ("Change in Control Notice") on or before the sixtieth day prior to the closing of such Change in Control. The Change in Control Notice shall describe in reasonable detail the parties to, and the essential terms and conditions of, the Change in Control, including the proposed closing date (the "Scheduled Closing Date"), but excluding the price and any other confidential terms. UHC shall give written notice to the UWS Entities of its intention to exercise its option on or before the tenth day after the Change in Control Notice, in which case UHC's acquisition of the UHC Business shall close on the Scheduled Closing Date. In the event that UHC fails to so notify the UWS Entities in accordance with the previous sentence, then its option set forth in this Section ARTICLE 6.2 shall expire, and the proposed Change in Control may proceed and close on whatever terms and conditions to which the buyer and seller may agree; provided, however, that the identity of the buyer shall be as disclosed in the Change in Control Notice, or one of its affiliates. The term "Change in Control" shall mean a sale by UWS of 50 percent or more of the voting common stock of Unity to an entity that is not, on the date of this Agreement or at anytime thereafter, an affiliate of any UWS Entity; provided, however, that any such sale shall not constitute a "Change in Control" if either (i) it occurs as a part of, or in connection with, a sale by any UWS Entity of any other Significant Affiliate or the business operated by, or substantially all the assets of, any other Significant Affiliate (as defined in the next sentence) or (ii) (A) it occurs as part of, or in connection with, the sale of any affiliate of Unity or the business or substantially all the assets of any such affiliate and (B) either
(1) the GAAP net worth of Unity equals 50 percent or less of the GAAP net worth of the business being sold, including Unity, in each case as of the end of the most recent quarter or (2) the gross revenue of Unity equals 50 percent or less of the gross revenue of the business being sold, including Unity, in each case as of the end of the most recent year. "Significant Affiliate" shall mean any affiliate of Unity which has a GAAP net worth as of the most recent quarter greater than or equal to $12 million or a Health Maintenance Organization affiliate of Unity which has a GAAP net worth as of the most recent quarter greater than or equal to $5 million.

    .3. UHC's exercise of its right to acquire the UHC Business pursuant to Sections ARTICLE 6.1 or ARTICLE 6.2 shall terminate the Joint Venture on the applicable Expiration Date or the closing of the exercise of UHC's option under Section ARTICLE 6.2, as the case may be, unless the Parties agree otherwise. The termination of the Joint Venture shall have no effect on the provider agreements entered into by the Parties or pursuant to the Best Price Guarantee (together, the "Existing Provider Agreements"), which shall continue until their scheduled termination date. The reimbursement arrangement and other terms contained in the Existing Provider Agreements then in effect shall continue following termination of the Joint Venture; provided, however, that the Best Price Guarantee set forth in Section ARTICLE
5.5 shall not continue following such termination.

    .4. EXERCISE PRICE. The price at which UHC may acquire the UHC Business shall be (i) $500,000 plus (ii) the proportionate share of the net worth of Unity attributable to the UHC Business minus (iii) $650,000 minus the aggregate amount of Annual Performance Bonuses paid pursuant to Section C of the Risk Model Term Sheet, or its successor provision in the UHC Provider Agreement. Net worth shall be determined by applying the same accounting principles as were applied in Section 5.3 of the Previous Agreement to determine the price at which UWS purchased the U-Care Business (as defined in the Previous Agreement), and shall not include any amount attributable to good will.

    .5. FORM OF REACQUISITION. The reacquisition of the UHC Business shall take the form of assumption reinsurance with a UHC designee to be effective upon the (i) applicable Expiration Date in the case of an option exercised pursuant to Section ARTICLE 6.1 and (ii) the Scheduled Closing Date in the case of an option exercised pursuant to Section ARTICLE 6.2. The provider agreements then in effect relating to the UHC Business will not be assigned to the University Affiliated Entities, but it is expressly acknowledged that the University Affiliated Entities or UHC's designee shall be free to enter into provider agreements with providers of their choosing. The assets to be transferred to cover the liabilities assumed shall be cash, cash equivalent admitted assets, investment grade stocks or bonds, or government securities, or any combination thereof, at the discretion of UWS.

                        ARTICLE 7--TERM AND TERMINATION

    .1. TERM. The initial term of the Joint Venture shall expire on December 31, 2004, unless earlier terminated in accordance with this ARTICLE
7. Thereafter, the Joint Venture shall automatically renew for additional five (5) year terms unless terminated in accordance with this ARTICLE 7.

    .2.  TERMINATION.  The Joint Venture may be terminated only as follows.

        A. The Joint Venture may be terminated at the end of the initial or any subsequent term by (i) the University Affiliated Entities, provided that they shall give written notice to the UWS Entities on or before the 180th day prior to the scheduled Expiration Date, but not earlier than the 190th day prior to such scheduled Expiration Date and (ii) the UWS Entities, provided that they shall give written notice to the University Affiliated Entities on or before the 270th day prior to the scheduled Expiration Date, but not earlier than the 280th day prior to the scheduled Expiration Date[; PROVIDED, HOWEVER, THAT IF THE LLC HAS GIVEN WRITTEN NOTICE OF TERMINATION OF THE HMOW JOINT VENTURE PURSUANT TO SECTION 5(a) OF THE LLC SERVICE AGREEMENT, THEN UHC MAY WITHIN THIRTY DAYS GIVE NOTICE OF TERMINATION EFFECTIVE 180 DAYS THEREAFTER OR ON A TIMETABLE AS OTHERWISE AGREED BY THE PARTIES.]

        B. The Joint Venture will automatically terminate (i) on the applicable Expiration Date if UHC exercises its right to reacquire the UHC Business in accordance with Section ARTICLE 6.1, and (ii) on the Scheduled Closing Date if UHC exercises its right to reacquire the UHC Business in accordance with Section ARTICLE 6.2, in each case unless the Parties agree otherwise.

        C. The Joint Venture shall terminate 90 days after any Party shall notify the other Parties that (i) a Party to which such notifying party is not affiliated ("Breaching Party") has breached any of its obligations under this Agreement or (ii) a representation or warranty of the Breaching Party has proven to have been materially false when made, unless under either
    (i) or (ii) the Breaching Party shall have cured such breach or the condition which renders such representation or warranty to be false, or the Party giving notice shall have waived such breach or falsehood in writing to the Other Parties on or before the expiration of such 90 day period; provided, however, that if such breach or condition is incurable, the Joint Venture shall not terminate unless such breach or condition impairs or could reasonably be expected to impair in any material respect the operation of the Joint Venture or the interest of the Party providing the notice under this Section ARTICLE 7.2.C or any of its affiliates. [IN THE EVENT THAT THE HMOW CLOSING OCCURS AND THE HMOW JOINT VENTURE AGREEMENT HAS NOT BEEN TERMINATED, THEN THE PARTY NOTIFYING THE OTHER PARTIES AS PROVIDED IN THE PREVIOUS SENTENCE SHALL PROMPTLY SEND
    A COPY OF SUCH NOTICE TO THE LLC.]

        D. The Joint Venture shall terminate at the election of UWS in the event that any of the University Affiliated Entities become insolvent or the subject of any bankruptcy, insolvency or similar proceedings.

        E. The Joint Venture shall terminate at the election of UHC in the event that Blue Cross or UWS become insolvent or the subject of any bankruptcy, insolvency or similar proceedings.

    .3. EFFECT OF TERMINATION OF JOINT VENTURE. The termination of the Joint Venture shall have no effect on the Existing Provider Agreements, which shall continue until their scheduled termination date. The reimbursement arrangement and other terms and conditions contained in the Existing Provider Agreements then in effect shall continue following termination of the Joint Venture; provided, however, that the Best Price Guarantee set forth in Section
ARTICLE 5.5 shall not continue following such termination.

    .4. EFFECT OF TERMINATION OF HMOW JOINT VENTURE. In the event that the HMOW Joint Venture Agreement is subsequently terminated and this Agreement has not terminated on or before the date that the HMOW Joint Venture Agreement terminates, then the Joint Venture created pursuant to this Agreement shall continue in accordance with its terms without the business and other attributes of the HMOW Joint Venture, as if the HMOW Closing did not occur. In such event, the UHC Business shall be transferred to, and assumed by, a health maintenance organization owned or affiliated with, and chosen by, UWS in its reasonable discretion.

    .5.  UHC BUSINESS AND TERMINATION FOR CAUSE.

        A. In the event that a University Affiliated Entity terminates the Joint Venture in accordance with Section ARTICLE 7.2.C or Section .2.E, then UHC shall have the option to acquire, on the 60th day after the Joint Venture terminates (the "For-Cause Option Exercise Date"), the UHC Business as it existed on the date that the Joint Venture terminated. UHC shall give written notice to the UWS Entities of its intention to exercise this option on or before the 10th day after the Joint Venture terminates, but no earlier than the day on which the Joint Venture terminates. Sections
    ARTICLE 6.4 and ARTICLE 6.5 shall apply to such acquisition; provided that the reacquisition of the UHC Business shall become effective on the For-Cause Option Exercise Date.

        B. In the event that a UWS Entity terminates the Joint Venture in accordance with Section ARTICLE 7.2.C or Section ARTICLE 7.2.D, then UWS shall determine, by giving written notice to the University Affiliated Entities on or before the tenth day after the Joint Venture terminates, whether it or UHC shall be the "Price Selector." On or before the tenth day after the Price Selector is chosen, the Price Selector shall notify the other party, i.e. either UWS or UHC ("Option Selector"), in writing of a purchase price ("Price") for the UHC Business as it existed on the date that the Joint Venture terminated. On or before the tenth day after the Price notification is made, the Option Selector shall elect, by giving written notice to the Price Selector, whether it or the Price Selector shall purchase such UHC Business at the Price, and therefore become the "Purchaser." If the Purchaser is UWS, then UWS may elect to have Unity, or any other health maintenance organization that UWS chooses, retain the UHC Business and pay to UHC, on the 60th day after the Purchaser is chosen, an amount equal to
    (i) the Price minus (ii) the purchase price paid pursuant to Section
    5.3 of the Previous Agreement. In the event that UHC is the Purchaser, then UHC shall acquire such UHC Business by paying the Price on the 60th day after the Purchaser is chosen, and such acquisition shall be subject to Section ARTICLE 6.5.

                              ARTICLE 8--ARBITRATION

     .1. NEGOTIATION. In the event of any dispute between any of the UWS Entities on the one hand and the University Affiliated Entities on the other hand arising out of or relating to the formation, interpretation, performance or breach of this Agreement or any of the New Joint Venture Documents (including, without limitation, any dispute concerning Unity's compliance with the Administrative Services Policy or the decision to terminate or not terminate any Administrative Services Agreement entered into pursuant to the Administrative Services Policy), the UWS Entities and the University Affiliated Entities shall use their best efforts to resolve such dispute. If they are unable to do so, such dispute shall be submitted to the Governing Board for resolution. The Governing Board shall have the authority to consult legal, financial or other advisors for the purpose of resolving such dispute, and the fees and expenses of any such advisors shall be shared equally by the disputing parties. If the Governing Board is unable to resolve such dispute by the vote required by ARTICLE 2 within 30 days, such dispute may be submitted to arbitration in accordance with Section ARTICLE 8.2.

    .2.  ARBITRATION.

        A. Each side shall each appoint an individual as arbitrator and the two so appointed shall then appoint a third arbitrator. If either side refuses or neglects to appoint an arbitrator within thirty (30) days of receipt of a written notice of demand for arbitration, the other side may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within thirty (30) days of their appointment, each of the arbitrators shall nominate three individuals. Each arbitrator shall then decline two of the nominations presented by each of the other arbitrators. The third arbitrator shall be chosen from the remaining two nominations by drawing lots. The arbitrators shall be active or former officer of an insurance or reinsurance company, managed care organization, or Lloyd's of London underwriters. None of the arbitrators shall have a personal or financial interest in the result of the arbitration.

        B. The arbitration hearings shall be held in Madison, Wisconsin, or such other place as may be mutually agreed. Each side shall submit its case to the arbitrators within thirty

    (30) days of the selection of the third arbitrator or within such longer period as may be agreed by the arbitrators. The arbitrators shall not be obliged to follow judicial formalities or the rules of evidence except to the extent required by governing law, that is, the state law of the situs of the arbitration as herein agreed; they shall make their decisions according to the practice of the insurance business. The decision rendered by a majority of the arbitrators shall be final and binding on both sides and on Unity as appropriate. Such decision shall be a condition precedent to any right of legal action arising out of the arbitrated dispute which any side may have against the others. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

        C.  Each side shall pay (i) the fee and expenses of its own arbitrator,
    (ii) one-half of the fee and expenses of the third arbitrator and
    (iii) one-half of the other expenses that the Parties jointly incur directly related to the arbitration proceeding. Other than as set forth above, each Party shall bear its own costs in connection with any such arbitration including, without limitation, (i) all legal, accounting, and other professional fees and expenses and (ii) all other costs and expenses each Party incurs to prepare for such arbitration.

        D. Except as provided above, arbitration shall be based, insofar as applicable, upon the Commercial Arbitration Rules of the American Arbitration Association.

                         ARTICLE 9--EFFECT OF AGREEMENT

    .1. PRIOR AGREEMENT AND JOINT VENTURE DOCUMENTS. This Agreement amends and restates the Prior Agreement in its entirety as of the Effective Date. This Agreement, and the New Joint Venture Documents, supersede all prior discussions and agreements between, and contain the sole and entire agreement between, the Parties with respect to the subject matter hereof and thereof, on and after the Effective Date.

    Notwithstanding the previous paragraph, the Prior Agreement and the Joint Venture Documents (as defined therein) shall continue to govern the transactions, covenants, obligations, agreements, and representations and warranties of the Parties as provided therein prior to the Effective Date; provided, however, that notwithstanding anything in the Prior Agreement to the contrary, the Prior Agreement shall remain in full force and effect until the Effective Date. It is understood and agreed that, except as provided in the Audit and Release Agreement referred to in Section ARTICLE 4.3.C, the Parties do not release each other from any claims, causes of action, obligations or liabilities arising under the Prior Agreement or the Joint Venture Documents prior to the Effective Date. In addition, the Joint Venture Documents that are also identified on Schedule 1 as New Joint Venture Documents shall remain in full force and effect in accordance with their terms on and after the Effective Date, except as amended pursuant to this Agreement.

    .2. EFFECTIVE DATE. The "Effective Date," as used in this Agreement, shall mean January 1, 2000.

                        ARTICLE 10--CONDITIONS

    .1.  CONDITION TO OBLIGATIONS

    The obligations of the Parties under this Agreement are subject to the fulfillment or waiver by the Parties (on or before October 30, 1999 in the case of subsections (i), (ii), (iii) and (iv), and the Effective Date in the case of subsection (v)) of the following conditions precedent: (i) the execution and delivery by the parties to the HMOW Joint Venture Agreement and all related documents (collectively, the "HMOW Documents") of an amendment to the HMOW Documents which shall make the HMOW Documents consistent with this Agreement and the New Joint Venture Documents, as reasonably determined by the UWS Entities and the University Affiliated Entities; (ii) the agreement of the Parties to the text of the UHC Provider Agreement (as defined in Section ARTICLE 5.5.A (ii)); (iii) the execution of provider agreements for each University Provider that relates to the Joint Venture business ("University Provider Agreements"); (iv) the execution of an amended delegated services agreement by and between Unity and UHC for the provision of medical management and other related services for the Joint Venture; and
(v) the receipt of all necessary approvals and consents of insurance regulatory authorities pursuant to all applicable insurance laws and the receipt of all necessary approvals and consents by any other governmental or regulatory authority whose approval is required by law.

    .2.  Effect of the Failure of a Condition

    In the event that any condition described in Section ARTICLE 10.1 fails and is not waived, and the Parties have complied with their obligation set forth in Section ARTICLE 4.3.E, then this Agreement shall become void and shall have no further force or effect. In addition, in such event, the Parties agree that, notwithstanding the provisions of the Previous Agreement to the contrary,
(i) the Previous Agreement shall not terminate prior to February 1, 2000 and UHC may give notice under Articles 8 or 11 of the Previous Agreement no earlier than November 5th, 1999, nor later than November 15, 1999. The University Affiliated Entities shall not give notice under Articles 8 or 11 of the Previous Agreement, except in accordance with the previous sentence.

                         ARTICLE 11--GENERAL PROVISIONS

    .1. AMENDMENTS. This Agreement may only be amended by the consent of the Parties expressed in a written addendum; and such addendum, when executed by all Parties, shall be deemed to be an integral part of this Agreement and binding on the Parties.

    .2. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and bind each of the Parties and their successors and assigns. Except as may be permitted pursuant to Section ARTICLE 4.1.C(i), neither this Agreement nor any right hereunder nor any part hereof may be assigned by any Party without the prior written consent of the other Parties and all necessary regulatory authorities.

    .3. CONFIDENTIAL INFORMATION. The Parties acknowledge that all information of a given Party which has or will come into the possession of another Party in connection with this Agreement is non-public, confidential or proprietary in nature. Each Party agrees to hold such information in the strictest confidence, not to make use thereof other than for the performance of this Agreement, and not to release or disclose it to any third Party other than for the performance of this Agreement or as required by law. In the event that any Party ("Disclosing Party") is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any such information of another Party, the Disclosing Party shall provide such other Party with prompt notice of such request to enable such other Party to seek an appropriate protective order. The Disclosing Party shall cooperate with such other Party in connection with such matter.

    .4. INTERPRETATION. This Agreement shall be interpreted to preserve the purposes of the Joint Venture and to maintain its integrity. It is the intent of the Parties that minor, technical and immaterial violations of this Agreement and related documents and minor inconsistencies and ambiguities should be resolved in favor of continuation of the Joint Venture.

    .5. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Wisconsin (without giving effect to principles of conflicts of laws) applicable to a contract executed and to be performed in such state.

    .6. HEADINGS, ETC. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender will be deemed to include each other gender,
(b) words using the singular or plural number will also include the plural or singular number, respectively, (c) the terms hereof, herein, hereby, and derivative or similar words will refer to this entire Agreement, and (d) the conjunction "or" will denote any one or more, or any combination or all, of the specified items or matters involved in the respective list.

    .7. NON-WAIVER. The failure of any Party at any time to enforce any provision of this Agreement shall not be construed as a waiver of that provision and shall not affect the right of any Party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

    .8. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of any Party will not be materially adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and
(d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as part of this Agreement, a legal, valid, and enforceable provision similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

    .9. NOTICES. Any notice or communication given pursuant to this Agreement must be in writing and will be deemed to have been duly given if mailed (by registered or certified mail, postage prepaid, return receipt requested), or if transmitted by facsimile, or if delivered by courier, as follows:

To Unity

    Unity Health Plans Insurance Corporation
    840 Carolina Street
    Sauk City, Wisconsin 53583-1374
    Facsimile: 1-608-643-1450
    Attention: Nick Reiland

To Blue Cross

    Blue Cross & Blue Shield United of Wisconsin
    401 West Michigan Street
    Milwaukee, Wisconsin 53203
    Facsimile: 1-414-226-6229
    Attention: Penny Siewert

To UWS

    United Wisconsin Services, Inc.
    401 West Michigan Street
    Milwaukee, Wisconsin 53203
    Facsimile: 1-414-226-6229
    Attention: Penny Siewert

To UHC

    University Health Care, Inc.
    440 Science Drive, Suite 200
    Madison, Wisconsin 53711
    Attention: Jane Barnett, President and Chief Executive Officer

To UCC

    University Community Clinics, Inc.
    440 Science Drive, Suite 200
    Madison, Wisconsin 53711
    Attention: Jane Barnett, President and Chief Executive Officer

To HPW

    Health Professionals of Wisconsin, Inc.
    440 Science Drive, Suite 200
    Madison, Wisconsin 53711
    Attention: Jane Barnett, President and Chief Executive Officer

All notices and other communications required or permitted under this Agreement that are addressed as provided in this paragraph will, whether sent by mail, facsimile, or courier, be deemed given upon the first business day after actual delivery to the party to whom such notice or other communication is sent (as evidenced by the return receipt or shipping invoice signed by a representative of such party or by the facsimile confirmation). Any party from time to time may change its address for the purpose of notices to that Party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

    .10.   Counterparts This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

    IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

                                                       UNITY HEALTH PLANS INSURANCE CORPORATION

                                                       By:              /s/ Nicholas J. Reiland
                                                       Title:  ----------------------------------------
                                                                                  CEO
                                                               ----------------------------------------

                                                       BLUE CROSS & BLUE SHIELD UNITED OF WISCONSIN

                                                       By:               /s/ Penny J. Siewert
                                                       Title:  ----------------------------------------
                                                                            Vice President
                                                               ----------------------------------------

                                                       UNITED WISCONSIN SERVICES, INC.

                                                       By:               /s/ Penny J. Siewert
                                                       Title:  ----------------------------------------
                                                                            Vice President
                                                               ----------------------------------------

                                                       UNIVERSITY HEALTH CARE, INC.

                                                       By:                /s/ Jane M. Barnett
                                                       Title:  ----------------------------------------
                                                                            President & CEO
                                                               ----------------------------------------

                                                       UNIVERSITY COMMUNITY CLINICS, INC.

                                                       By:                /s/ Jane M. Barnett
                                                       Title:  ----------------------------------------
                                                                               President
                                                               ----------------------------------------

                                                       HEALTH PROFESSIONALS OF WISCONSIN, INC.

                                                       By:                /s/ Jane M. Barnett
                                                       Title:  ----------------------------------------
                                                                               President
                                                               ----------------------------------------

                                   SCHEDULE 1

NAME OF DOCUMENT                                              SECTION OF JOINT VENTURE AGREEMENT
----------------                                              ----------------------------------
Non-Participating Invitee Agreement.........................                2.1.F
Revolving Credit Agreement as amended by Amendment No. 1....                4.3.B
Audit and Release Agreement.................................                4.3.C
Risk Model Term Sheet.......................................                4.3.E
Statement of Policy on Administrative Services..............                5.3
Agreement to be Bound.......................................                5.5.A

              FIRST AMENDMENT TO SECOND AMENDED AND RESTATED JOINT
                               VENTURE AGREEMENT

    This First Amendment To Second Amended And Restated Joint Venture Agreement ("Amendment") is made and entered into as of October 29, 1999, by and among Unity Health Plans Insurance Corporation, a stock insurance corporation organized under Chapter 611 of the Wisconsin Statutes ("Unity"), Blue Cross & Blue Shield United of Wisconsin, a Wisconsin insurance corporation ("Blue Cross"), United Wisconsin Services, Inc., a Wisconsin business corporation ("UWS"), University Health Care, Inc., a corporation organized under Chapter 181 of the Wisconsin Statutes ("UHC"), University Community Clinics, Inc. (f/k/a Health Professionals, Inc.), a corporation organized under Chapter 181 of the Wisconsin Statutes ("UCC"), and Health Professionals of Wisconsin, Inc., a Wisconsin business corporation ("HPW") (collectively, "Parties").

                                    RECITALS

    WHEREAS, the Parties entered into the Second Amended and Restated Joint Venture Agreement on September 30, 1999 ("Agreement");

    WHEREAS, Section 4.3(D) of the Agreement obligates the Parties to enter into an amendment to conform the Agreement with any amendment or modification to the HMOW Documents; and

    WHEREAS, the Parties wish to satisfy this covenant, and to amend the Agreement, on the terms and conditions set forth in this Amendment.

                                   AMENDMENT

    NOW, THEREFORE, the Parties hereby agree as follows:

     I. AMENDMENT TO SECTION 1.3

    Section 1.3 is amended to add a new last sentence which reads in its entirety as follows:

    "On October 28, 1999, the UWS Entities, LLC, and Unity entered into an Amended and Restated Joint Venture Agreement ("Amended and Restated LLC Joint Venture Agreement") which, upon its effectiveness, will govern the terms and conditions of the HMOW Joint Venture."

    II. AMENDMENT TO SECTION 2.1(A)

    The introductory clause of Section 2.1(A) is amended to read in its entirety as follows:

    "Unless and until the HMOW Joint Venture terminates pursuant to Article 7 of the Amended and Restated LLC Joint Venture Agreement;"

    III. AMENDMENT TO SECTION 2.1(B)

    The introductory clause of Section 2.1(B) is amended to read in its entirety as follows:

    "On or after the termination of the Amended and Restated LLC Joint Venture Agreement:"

    IV. AMENDMENT TO SECTION 2.1(D)

    The last sentence of Section 2.1(D) is amended to read in its entirety as follows:

    "The Non-Participating Invitees shall have the right to attend meetings of the Governing Board and of its committees, but shall have no right or authority to participate in any meeting, including, without limitation, the right to discuss or vote on any matter brought before the Governing Board or any committee, unless the Non-Participating Invitee is a member of such committee."

     V. AMENDMENT TO SECTION 4.1(A)

    The bracketed sentence in Section 4.1(A) is deleted.

    VI. AMENDMENT TO SECTION 4.2(B)

    Section 4.2(B) is amended to read in its entirety as follows:

    "In the event that LLC has given written notice to UWS of its option to reacquire the stock of Unity as set forth in Section 6.1 of the Amended and Restated LLC Joint Venture Agreement, UWS shall promptly provide such notice to UHC.

   VII. AMENDMENT TO SECTION 4.3(B)

    The bracketed sentence in Section 4.3(B) is deleted.

  VIII. AMENDMENT TO SECTION 6.1

    The last two sentences of Section 6.1 are amended to read in their entirety as follows:

    "UHC shall give written notice to the UWS Entities of its intention to exercise this option on or before the 180th day prior to the applicable Expiration Date, but not earlier than the 210th day prior to the applicable Expiration Date and, if the Amended and Restated LLC Joint Venture Agreement has not been terminated, then to the LLC; provided, however, that if the LLC has given notice of its option to reacquire the stock of Unity as set forth in
Section 6.1 of the Amended and Restated LLC Joint Venture Agreement, then UHC may within 30 days after it receives such notice give notice to exercise its option effective 180 days thereafter or on a timetable as otherwise agreed by the Parties.

    IX. AMENDMENT TO SECTION 7.2(A)

    Section 7.2(A) is amended to read in its entirety as follows:

    "The Joint Venture may be terminated at the end of the initial or any subsequent term by (i) the University Affiliated Entities, provided that they shall give written notice to the UWS Entities on or before the 180th day prior to the scheduled Expiration Date, but not earlier than the 210th day prior to such scheduled Expiration Date and (ii) the UWS Entities, provided that they shall give written notice to the University Affiliated Entities on or before the 270th day prior to the scheduled Expiration Date, but not earlier than the 280th day prior to the scheduled Expiration Date; provided, however, that if the LLC has given written notice of termination of the HMOW Joint Venture pursuant to Section 7.2(A) of the Amended and Restated LLC Joint Venture Agreement, then UHC may within thirty days give notice of termination effective 180 days thereafter or on a timetable as otherwise agreed by the parties."

     X. AMENDMENT TO SECTION 7.2(C)

    The bracketed last sentence of Section 7.2(C) is amended to read in its entirety as follows:

    "In the event that the Amended and Restated LLC Joint Venture Agreement has not been terminated, then the Party notifying the other Parties as provided in the previous sentence shall promptly send a copy of such notice to the LLC."

    XI. ADDITION OF NEW SECTION 7.6

    The Agreement is amended to include a new Section 7.6, which reads in its entirety as follows:

    "7.6 RIGHTS TO UNITY NAME.

    In the event that LLC exercises its option to acquire the stock of Unity in accordance with Article 6 of the Amended and Restated LLC Joint Venture Agreement, the Parties acknowledge and agree that LLC, as the stockholder of Unity, shall have the sole right to use the name "Unity Health Plans Insurance Corporation" and all derivations thereof, or any of the trademarks and marks used at any time by Unity or the Joint Venture."

   XII. AMENDMENT TO ARTICLE 9

    Article 9 is hereby amended to read in its entirety as follows:

    "9.1 PRIOR AGREEMENT AND JOINT VENTURE DOCUMENTS.

    This Agreement amends and restates the Previous Agreement in its entirety as of the Effective Date. This Agreement, and the New Joint Venture Documents, supersede all prior discussions and agreements between, and contain the sole and entire agreement between, the Parties with respect to the subject matter hereof and thereof, on and after the Effective Date.

    Notwithstanding the previous paragraph, the Previous Agreement and the Joint Venture Documents (as defined therein, including the License Agreement and HPI Service Agreement, as defined therein) shall continue to govern the transactions, covenants, obligations, agreements, and representations and warranties of the Parties as provided therein prior to the Effective Date; provided, however, that notwithstanding anything in the Previous Agreement and Joint Venture Documents to the contrary, the Previous Agreement and Joint Venture Documents shall remain in full force and effect until the Effective Date. It is understood and agreed that, except as provided in the Audit and Release Agreement referred to in Section 4.3.C, the Parties do not release each other from any claims, causes of action, obligations or liabilities arising under the Previous Agreement or the Joint Venture Documents prior to the Effective Date. Any disputes arising under or related to the Previous Agreement or the Joint Venture Documents that are not released pursuant to the Audit and Release Agreement referred to in Section 4.3.C shall be resolved in accordance with the arbitration provisions set forth in Article 12 of the Previous Agreement; provided, however, that any disputes arising under the License Agreement or HPI Service Agreement shall be resolved in accordance with
Article 4 thereof. In addition, the Joint Venture Documents that are also identified on Schedule 1 as New Joint Venture Documents shall remain in full force and effect in accordance with their terms on and after the Effective Date, except as amended pursuant to this Agreement.

    9.2 EFFECTIVE DATE. The "Effective Date," as used in this Agreement, shall mean January 1, 2000.

    9.2  FINAL ACCOUNTING.

    The Parties acknowledge and agree that a final accounting ("Accounting") shall be conducted pursuant to Section 3 of the License Agreement and HPI Service Agreement within one year from the Effective Date. The Accounting shall be deemed a final determination of the Parties' obligations under Section 3 of the License Agreement and HPI Service Agreement, and any distribution made thereunder shall be deemed payment in full of the Aggregate Royalties and Total Service Payment, as defined therein; provided, however, that in the event the Accounting is completed prior to January 1, 2001, the Parties shall remain responsible for any development that occurs on or before January 1, 2001, and an appropriate true-up payment shall be made to the appropriate party to reflect any such development. The Parties shall be deemed to release and discharge each other from any further obligations under Section 3 of the License Agreement and HPI Service Agreement upon the payment of any amount required by the Accounting and any true-up payments; provided, however, that such release and discharge shall not apply to any payment disputes between the Parties or are in arbitration on or before January 1, 2001."

  XIII. AMENDMENT TO SECTION 10.2

    The second sentence of Section 10.2 is amended to read in its entirety as follows:

    "In addition, in such event, the Parties agree that, notwithstanding the provisions of the Previous Agreement to the contrary, the Previous Agreement shall not terminate prior to (i) February 1, 2000 if any of the conditions set forth in subsections (i)-(iv) fail and UHC may give notice under Articles 8 or 11 of the Previous Agreement no earlier than November 5, 1999, nor later than November 15, 1999 and (ii) the One Hundred Twentieth (120th) day after the condition set forth in subsection (v) of Section 10.1 fails, and UHC may give notice under Articles 8 or 11 of the Previous Agreement no earlier than ninety (90) days, no later than one hundred (100) days, after the condition set forth in subsection (v) of Section 10.1 fails."

   XIV. AMENDMENT TO SECTION 11.2

    Section 11.2 is amended to read in its entirety as follows:

    "This Agreement shall inure to the benefit of and bind each of the Parties and their successors and assigns. Except as may be permitted pursuant to
Section 4.1.C(i) or Section 6.2, neither this Agreement nor any right hereunder nor any part hereof may be assigned by any Party without the prior written consent of the other Parties and all necessary regulatory authorities. For the avoidance of doubt, any of the UWS Entities may change their structure or organization or merge with or consolidate with or into any other corporation or entity, and this Agreement may be assigned to any successor entity and this Agreement shall be binding upon and inure to its benefit; provided, however, that this sentence shall not apply to Unity, which is governed by Section 6.2."

    XV. EFFECT OF AMENDMENT

    Except as explicitly set forth in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect as provided therein.

   XVI. MISCELLANEOUS

        A.  INCORPORATION OF ARTICLE 11.

    Article 11 of the Agreement, as amended pursuant to this Amendment, is hereby incorporated by reference to apply to this Amendment.

        B.  DEFINITIONS.

    Capitalized terms that are not otherwise defined in this Amendment shall be defined as provided in the Agreement.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by persons authorized to act in their respective names.

                                                       UNITY HEALTH PLANS INSURANCE CORPORATION

                                                       By:              /s/ Nicholas J. Reiland
                                                       Title:  ----------------------------------------
                                                                                  CEO
                                                               ----------------------------------------

                                                       BLUE CROSS & BLUE SHIELD UNITED OF WISCONSIN

                                                       By:               /s/ Penny J. Siewert
                                                       Title:  ----------------------------------------
                                                                            Vice President
                                                               ----------------------------------------

                                                       UNITED WISCONSIN SERVICES, INC.

                                                       By:               /s/ Penny J. Siewert
                                                       Title:  ----------------------------------------
                                                                            Vice President
                                                               ----------------------------------------

                                                       UNIVERSITY HEALTH CARE, INC.

                                                       By:                /s/ Jane M. Barnett
                                                       Title:  ----------------------------------------
                                                                            President & CEO
                                                               ----------------------------------------

                                                       UNIVERSITY COMMUNITY CLINICS, INC.

                                                       By:                /s/ Jane M. Barnett
                                                       Title:  ----------------------------------------
                                                                               President
                                                               ----------------------------------------

                                                       HEALTH PROFESSIONALS OF WISCONSIN, INC.

                                                       By:                /s/ Jane M. Barnett
                                                       Title:  ----------------------------------------
                                                                               President
                                                               ----------------------------------------